December 17, 2013

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 570 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 570 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 570 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

DSM/MVW

EXHIBIT A

1.

13D Activist Fund

2.

Adaptive Allocation Fund

3.

Altegris Equity Long Short Fund

4.

Altegris Fixed Income Long Short Fund

5.

Altegris Future Evolution Strategy Fund

6.

Altegris Macro Strategy Fund

7.

Altegris Managed Futures Strategy Fund

8.

Altegris Multi-Strategy Alternative Fund

9.

Ascendant Balanced Fund

10.

Ascendant Diversified Income & Growth Fund

11.

Ascendant Natural Resources Fund

12.

Ascendant Natural Resources Master Fund

13.

Patriot Fund

14.

Astor Active Income ETF Fund

15.

Astor S.T.A.R. ETF Fund

16.

Astor Long/Short ETF Fund

17.

BTS Bond Asset Allocation Fund

18.

BTS Diversified Income Fund

19.

BTS Tactical Fixed Income Fund

20.

Bandon Isolated Alpha Fixed Income Fund

21.

Beech Hill Total Return Fund

22.

Biondo Focus Fund

23.

Biondo Growth Fund

24.

CMG Global Equity Fund

25.

CMG Managed High Yield Fund

26.

CMG SR Tactical Bond Fund

27.

CMG Tactical Equity Strategy Fund

28.

CWC Small Cap Aggressive Value Fund

29.

Chadwick & D’Amato Fund

30.

Changing Parameters Fund

31.

Diversified Risk Parity Fund

32.

The Collar Fund

33.

The Currency Strategies Fund

34.

Eagle MLP Strategy Fund

35.

EAS Crow Point Alternatives Fund

36.

Equinox MutualHedge Futures Strategy Fund

37.

The FX Strategy Fund

38.

GMG Defensive Beta Fund

39.

Generations Multi-Strategy Fund

40.

Ginkgo Multi-Strategy Fund

41.

The Giralda Fund

42.

Granite Harbor Alternative Fund

43.

Granite Harbor Tactical Fund

44.

Grant Park Managed Futures Strategy Fund

45.

Grant Park Multi-Alternative Strategies Fund

46.

Investment Partners Opportunities Fund

47.

Iron Horse Fund

48.

KCM Macro Trends Fund

49.

Leader Short-Term Bond Fund

50.

Leader Total Return Fund

51.

Makefield Managed Futures Strategy Fund

52.

Navigator Equity Hedged Fund

53.

Navigator Duration Neutral Bond Fund

54.

PSI Market Neutral Fund

55.

PSI Total Return Fund

56.

PSI Strategic Growth Fund

57.

PSI Tactical Growth Fund

58.

PSI Calendar Effects Fund

59.

PTA Comprehensive Alternatives Fund

60.

Pacific Financial Alternative Strategies Fund

61.

Pacific Financial Balanced Fund

62.

Pacific Financial Core Equity Fund

63.

Pacific Financial Explorer Fund

64.

Pacific Financial Faith & Values Based Conservative Fund

65.

Pacific Financial Faith & Values Based Moderate Fund

66.

Pacific Financial Faith & Values Based Diversified Growth Fund

67.

Pacific Financial Flexible Growth & Income Fund

68.

Pacific Foundational Asset Allocation Fund

69.

Pacific Financial International Fund

70.

Pacific Financial Strategic Conservative Fund

71.

Pacific Financial Tactical Fund

72.

Power Dividend Index Fund

73.

Power Income Fund

74.

Princeton Futures Strategy Fund

75.

Probabilities Fund

76.

RPG Emerging Market Sector Rotation Fund

77.

Sandalwood Opportunity Fund

78.

Sierra Core Retirement Fund

79.

Sierra Strategic Income Fund

80.

SouthernSun Small Cap Fund

81.

SouthernSun U.S. Equity Fund

82.

Toews Hedged Commodities Fund

83.

Toews Hedged Emerging Markets Fund

84.

Toews Hedged Growth Allocation Fund

85.

Toews Hedged High Yield Bond Fund

86.

Toews Hedged International Developed Markets Fund

87.

Toews Hedged Large-Cap Fund

88.

Toews Hedged Small & Mid Cap Fund

89.

Toews Unconstrained Fixed Income Fund

90.

TransWestern Institutional Short Duration Government Bond Fund

91.

Wade Tactical Long Short Fund

92.

Zeo Strategic Income Fund